Exhibit 10.1

SPONSOR SUPPORT AGREEMENT

This SPONSOR SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of September 18, 2026, by and among WT Realty Group Inc., a Delaware corporation (the “Company”), FortuneX Acquisition Corporation, a Cayman Islands exempted company (prior to the Domestication Effective Time, “SPAC”, and at and after the Domestication Effective Time, “PubCo”), and FortuneX Investment Partners Limited, a British Virgin Islands business company (“Sponsor”). Capitalized terms used herein but not defined herein shall have the meaning ascribed to such terms in the Business Combination Agreement (as defined below).

WHEREAS, SPAC, the Company and FortuneX Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of SPAC (“Merger Sub”), are concurrently herewith entering into that certain Business Combination Agreement (as amended, restated or supplemented from time to time, the “Business Combination Agreement”), pursuant to which, among other things, (i) SPAC will de-register in the Cayman Islands and transfer by way of continuation out of the Cayman Islands and into the State of Delaware so as to migrate to and domesticate as a Delaware corporation (the “Domestication”), and (ii) following the Domestication, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of PubCo;

WHEREAS, Sponsor is, as of the date of this Agreement, the sole legal and beneficial owner of such number of SPAC Securities set forth opposite Sponsor’s name on Schedule A hereto (such SPAC Securities, together with any other SPAC Securities acquired by Sponsor after the date of this Agreement and during the term of this Agreement, collectively, the “Subject Securities”);

WHEREAS, in connection with the Transactions, Sponsor has agreed to grant to the Company certain rights to purchase certain securities held by Sponsor following the Closing (the “Call Option”), on the terms and subject to the conditions set forth herein; and

WHEREAS, as a condition to their willingness to enter into the Business Combination Agreement, SPAC (and, following the Domestication, PubCo) and the Company have requested that Sponsor enter into this Agreement.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Agreement and the Business Combination Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

Article I.

Representations and Warranties of Sponsor

Sponsor hereby represents and warrants to the Company and SPAC as follows:

1.1 Organization and Standing. Sponsor has been duly formed and is validly existing and in good standing under the Laws of the British Virgin Islands and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Sponsor is duly qualified or authorized to do business and is in good standing in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or authorization necessary, except where the failure to be so qualified, authorized or in good standing would not reasonably be expected to materially impair Sponsor’s ability to perform its obligations under this Agreement.

1.2 Authorization; Binding Agreement. Sponsor has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Sponsor, and no other proceedings on the part of Sponsor are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Sponsor and, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes a valid and binding obligation of Sponsor, enforceable against Sponsor in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other applicable Laws now or hereafter in effect affecting creditors’ rights generally and (b) as limited by applicable Laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

1.3 Governmental Approvals. No Order of any Authority on the part of Sponsor is required to be obtained or made in connection with the execution, delivery or performance by Sponsor of this Agreement or the consummation by Sponsor of the transactions contemplated hereby, other than (a) applicable requirements, if any, of the Securities Act, the Exchange Act, and/or any state “blue sky” securities Laws, and the rules and regulations thereunder and (b) where the failure to obtain or make such Order or to make such filings or notifications has not had, and would not reasonably be expected to have, individually or in the aggregate, an adverse effect on the ability of Sponsor to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

1.4 Non-Contravention. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with any of the provisions hereof by Sponsor do not and will not (a) conflict with or violate any provision of the organizational documents of Sponsor, (b) conflict with or violate any Law or Order applicable to Sponsor or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by Sponsor under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of Sponsor under, (viii) give rise to any obligation to obtain any third party consent from any Person or (ix) give any Person the right to declare a default, exercise any remedy, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material Contract of Sponsor, except for any deviations from any of the foregoing clauses (b) or (c) that has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Sponsor to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

1.5 Subject Securities. Sponsor is the sole legal and beneficial owner of the SPAC Securities set forth opposite Sponsor’s name on Schedule A hereto, and all such SPAC Securities are owned by Sponsor free and clear of all Liens, other than Liens pursuant to this Agreement, the SPAC Letter Agreement (as defined below), the SPAC Articles or applicable federal or state securities Laws. Sponsor does not own legally or beneficially any SPAC Securities other than the SPAC Securities set forth opposite Sponsor’s name on Schedule A hereto. Sponsor has the sole right to vote any Subject Securities that are entitled to vote, and none of such Subject Securities is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of such Subject Securities, except as contemplated by this Agreement and the SPAC Letter Agreement. For the avoidance of doubt, the first sentence in this Section 1.5 refers to “beneficial owner” of the title to the SPAC Securities and does not refer to “beneficial owner” of such securities as the term is used under Section 13(d) of the Exchange Act.

1.6 Business Combination Agreement. Sponsor understands and acknowledges that SPAC and the Company are entering into the Business Combination Agreement in reliance upon Sponsor’s execution and delivery of this Agreement. Sponsor has received a copy of the Business Combination Agreement and is familiar with the provisions of the Business Combination Agreement.

1.7 Adequate Information. Sponsor is a sophisticated securityholder and has adequate information concerning the business and financial condition of SPAC and the Company to make an informed decision regarding this Agreement and the transactions contemplated by the Business Combination Agreement and has independently and without reliance upon SPAC or the Company and based on such information as Sponsor has deemed appropriate, made its own analysis and decision to enter into this Agreement. Sponsor acknowledges that SPAC and the Company have not made and do not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement. Sponsor acknowledges that the agreements contained herein with respect to the Subject Securities held by Sponsor are irrevocable unless the Business Combination Agreement is terminated in accordance with its terms and shall only terminate upon the termination of this Agreement.

1.8 Restricted Securities. Sponsor understands that the PubCo securities that Sponsor may receive or continue to hold in respect of its Subject Securities in connection with the Domestication and the Transactions will be “restricted securities” under applicable U.S. federal and state securities Laws and that, pursuant to these Laws, Sponsor must hold such PubCo securities indefinitely unless (a) they are registered with the SEC and qualified by state authorities, or (b) an exemption from such registration and qualification requirements is available, and that any certificates or book entries representing such PubCo securities shall contain a legend to such effect.

Article II.

Representations and Warranties of SPAC

SPAC hereby represents and warrants to Sponsor and the Company as follows:

2.1 Organization and Standing. SPAC is an exempted company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands. SPAC has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. SPAC is duly qualified or authorized to do business and is in good standing in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or authorization necessary, except where the failure to be so qualified, authorized or in good standing would not reasonably be expected to materially impair SPAC’s ability to perform its obligations under this Agreement.

2.2 Authorization; Binding Agreement. SPAC has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors of SPAC and, other than the SPAC Shareholder Approval, no other corporate proceedings on the part of SPAC are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been or shall be when delivered, duly and validly executed and delivered by SPAC and, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes, or when delivered shall constitute, the valid and binding obligation of SPAC, enforceable against SPAC in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other applicable Laws now or hereafter in effect of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by applicable Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.3 Governmental Approvals. No Order on the part of SPAC is required to be obtained or made in connection with the execution, delivery or performance by SPAC of this Agreement or the consummation by SPAC of the transactions contemplated hereby, other than (a) applicable requirements, if any, of the Securities Act, the Exchange Act, and/or any state “blue sky” securities Laws, and the rules and regulations thereunder and (b) where the failure to obtain or make such Order or to make such filings or notifications has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of SPAC to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

2.4 Non-Contravention. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with any of the provisions hereof by SPAC do not and will not (a) conflict with or violate any provision of the SPAC Articles, (b) conflict with or violate any Law or Order applicable to SPAC or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by SPAC under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of SPAC under, (viii) give rise to any obligation to obtain any third party consent from any Person or (ix) give any Person the right to declare a default, exercise any remedy, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material Contract of SPAC, except for any deviations from any of the foregoing clauses (b) or (c) that has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of SPAC to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

Article III.

Representations and Warranties of the Company

The Company hereby represents and warrants to Sponsor and SPAC as follows:

3.1 Organization and Standing. The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. The Company has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and the Company is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing would not reasonably be expected to prevent, materially delay or impair Company’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby.

3.2 Authorization; Binding Agreement. The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors of the Company and, other than the Company Stockholder Approval, no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been or shall be when delivered, duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes, or when delivered shall constitute, the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other applicable Laws now or hereafter in effect of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by applicable Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.3 Governmental Approvals. No Order on the part of the Company is required to be obtained or made in connection with the execution, delivery or performance by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, other than (a) applicable requirements, if any, of the Securities Act, the Exchange Act, and/or any state “blue sky” securities Laws, and the rules and regulations thereunder and (b) where the failure to obtain or make such Order or to make such filings or notifications has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Company to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

3.4 Non-Contravention. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with any of the provisions hereof by the Company will not (a) conflict with or violate any provision of the organizational documents of the Company, (b) conflict with or violate any Law or Order applicable to the Company or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by the Company under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of the Company under, (viii) give rise to any obligation to obtain any third party consent from any Person or (ix) give any Person the right to declare a default, exercise any remedy, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material Contract of the Company, except for any deviations from any of the foregoing clauses (b) or (c) that has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Company to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

Article IV.

Agreement to Vote; Certain Other Covenants of Sponsor

Sponsor covenants and agrees with the Company during the term of this Agreement as follows:

4.1 Agreement to Vote.

(a) In Favor of the Transactions and the Required SPAC Proposals. At any meeting of the SPAC Shareholders or any class of SPAC Shareholders called to seek the SPAC Shareholder Approval, or at any adjournment or postponement thereof, or in connection with any written consent of the SPAC Shareholders or any class of SPAC Shareholders or in any other circumstances upon which a vote, consent or other approval with respect to the Business Combination Agreement, the Required SPAC Proposals or the Transactions is sought, Sponsor shall (i) if a meeting is held, appear at such meeting in person or by proxy or otherwise cause the Subject Securities entitled to vote to be counted as present at such meeting for purposes of establishing a quorum, and (ii) vote or cause to be voted (including by class vote and/or written consent, if applicable) the Subject Securities entitled to vote in favor of the Required SPAC Proposals and the Transactions or, if there are insufficient votes in favor of granting the SPAC Shareholder Approval, in favor of the adjournment or postponement of such meeting of the SPAC Shareholders to a later date.

(b) Against Other Transactions. At any meeting of SPAC Shareholders or any class of SPAC Shareholders or at any adjournment or postponement thereof, or in connection with any written consent of the SPAC Shareholders or in any other circumstances upon which Sponsor’s vote, consent or other approval is sought, Sponsor shall:

(i) if a meeting is held, appear at such meeting in person or by proxy or otherwise cause the Subject Securities entitled to vote to be counted as present at such meeting for purposes of establishing a quorum; and

(ii) vote (or cause to be voted) the Subject Securities entitled to vote (including by proxy, class vote and/or written consent, if applicable) against (x) any business combination agreement, merger agreement or merger other than the Business Combination Agreement and the Transactions, scheme of arrangement, business combination, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by SPAC or any public offering of any Equity Securities of SPAC, and (y) any amendment of the SPAC Articles or other proposal or transaction involving SPAC or any of its Subsidiaries, which amendment or other proposal or transaction, would be reasonably likely to in any material respect impede, interfere with, delay or attempt to discourage, frustrate the purposes of, result in a breach by SPAC of, prevent or nullify any provision of the Business Combination Agreement, this Agreement or any other Additional Agreement, the Domestication, the Merger or any other Transaction, or change in any manner the voting rights of any class of SPAC’s share capital.

(c) Revoke Other Proxies. Sponsor represents and warrants that any proxies or powers of attorney heretofore given in respect of the Subject Securities entitled to vote that may still be in effect are not irrevocable, and such proxies or powers of attorney have been or are hereby revoked, other than the voting and other arrangements under the SPAC Letter Agreement.

(d) Irrevocable Proxy and Power of Attorney. Sponsor hereby unconditionally and irrevocably grants to, and appoints the Company and any individual designated in writing by the Company, and each of them individually, as Sponsor’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of Sponsor, to vote the Subject Securities entitled to vote, or grant a written consent or approval in respect of the Subject Securities entitled to vote, in a manner consistent with Section 4.1. Sponsor understands and acknowledges that the Company and SPAC are entering into the Business Combination Agreement in reliance upon Sponsor’s execution and delivery of this Agreement. Sponsor hereby affirms that the irrevocable proxy and power of attorney set forth in this Section 4.1(d) is given in connection with the execution of the Business Combination Agreement, and that such irrevocable proxy and power of attorney is given to secure the performance of the duties of Sponsor under this Agreement. Sponsor hereby further affirms that the irrevocable proxy and power of attorney is coupled with an interest and may under no circumstances be revoked. Sponsor hereby ratifies and confirms all that such proxy and attorney may lawfully do or cause to be done by virtue hereof. SUCH IRREVOCABLE PROXY AND POWER OF ATTORNEY IS EXECUTED AND INTENDED TO BE IRREVOCABLE. The irrevocable proxy and power of attorney granted hereunder shall only terminate upon the termination of this Agreement.

4.2 No Transfer. Other than (a) pursuant to this Agreement, the Business Combination Agreement or any other Additional Agreement, or (b) upon the prior written consent of the Company, from the date of this Agreement until the earlier of (x) the Closing and (y) the termination of this Agreement, Sponsor shall not, directly or indirectly, (i) sell, transfer, tender, grant, pledge, assign or otherwise dispose of (including by gift, tender or exchange offer, merger or operation of law), encumber, hedge or utilize a derivative to transfer the economic interest in (collectively, “Transfer”), or enter into any Contract, option or other arrangement (including any profit sharing arrangement) with respect to the Transfer of, any Subject Securities to any Person other than pursuant to the Transactions; (ii) grant any proxies (other than as set forth in this Agreement or a proxy granted to a representative of Sponsor to attend and vote at a SPAC Shareholder Meeting which is voted in accordance with this Agreement) or enter into any voting arrangement, whether by proxy, voting agreement, voting trust, voting deed or otherwise (including pursuant to any loan of Subject Securities), or enter into any other agreement, with respect to any Subject Securities entitled to vote; (iii) take any action that would make any representation or warranty of Sponsor herein untrue or incorrect, or have the effect of preventing or disabling Sponsor from performing its obligations hereunder; or (iv) commit or agree to take any of the foregoing actions or take any other action or enter into any Contract that would reasonably be expected to make any of its representations or warranties contained herein untrue or incorrect or would have the effect of preventing or delaying Sponsor from performing any of its obligations hereunder. Any action attempted to be taken in violation of the preceding sentence will be null and void. Sponsor hereby authorizes and requests SPAC or the Company to notify SPAC’s transfer agent that there is a stop transfer order with respect to all of the Subject Securities (and that this Agreement places limits on the voting of the Subject Securities entitled to vote). Sponsor agrees with, and covenants to, SPAC and the Company that Sponsor shall not request that SPAC register the Transfer (by book-entry or otherwise) of any certificated or uncertificated interest representing any of the Subject Securities in violation of this Section 4.2.

4.3 Waiver of Anti-Dilution Protection. Sponsor hereby irrevocably waives, forfeits and agrees not to exercise, assert or perfect any anti-dilution, conversion adjustment or similar protection with respect to any Founder Shares or other SPAC Securities in connection with the Transactions, whether arising under the SPAC Articles, the SPAC Letter Agreement, the IPO Prospectus or any other agreement or instrument. Sponsor acknowledges that this Section 4.3 constitutes a written waiver of any such rights in connection with the Transactions and that such waiver shall survive the Closing in accordance with the terms of this Agreement.

4.4 No Redemption. Sponsor irrevocably and unconditionally agrees that, from the date hereof and until the earlier of the Closing and the termination of this Agreement, Sponsor shall not elect to cause SPAC to redeem any SPAC Ordinary Shares included in the Subject Securities now or at any time legally or beneficially owned by Sponsor, or submit or surrender any such SPAC Ordinary Shares for redemption, in connection with the transactions contemplated by the Business Combination Agreement or otherwise.

4.5 New Securities. In the event that prior to the Closing (i) any SPAC Securities or other securities are issued or otherwise distributed to Sponsor pursuant to any share dividend or distribution, or any change in any of the SPAC Securities or other share capital of SPAC by reason of any share split-up, subdivision, recapitalization, combination, reverse share split, consolidation, exchange of shares or otherwise, (ii) Sponsor acquires legal or beneficial ownership of any SPAC Securities after the date of this Agreement, including upon exercise of options or warrants or (iii) Sponsor acquires the right to vote or share in the voting of any SPAC Securities after the date of this Agreement (collectively, the “New Securities”), the terms “Subject Securities” shall be deemed to refer to and include such New Securities (including all such share dividends and distributions and any securities into which or for which any or all of the Subject Securities may be changed or exchanged into).

Article V.

Call Option

5.1 Call Option.

(a) Call Option. Subject to the terms and conditions of this Section 5.1, during the period commencing on the Closing Date and ending on the date that is twelve (12) months following the Closing Date (the “Call Option Period”), the Company shall have the right, but not the obligation (the “Call Option”), at its sole election, to purchase, or to designate one or more of its Affiliates to purchase, from Sponsor, in whole or in part from time to time, any Sponsor Securities, for an aggregate purchase price of $4,000,000 for all Sponsor Securities, without any further agreement or consent of Sponsor. For purposes of this Section 5.1, “Sponsor Securities” shall include, without limitation, (i) all Founder Shares, (ii) all Private Placement Units, including the SPAC Ordinary Shares and SPAC Warrants comprising such Private Placement Units, (iii) all promissory notes, which Sponsor shall assign to the Company together with all registration rights relating thereto, and (iv) any securities issued or issuable upon conversion, exercise or exchange of, or otherwise relating to, any of the foregoing. The Call Option may be exercised in whole or in part from time to time during the Call Option Period.

(b) Transfer Restriction. During the Call Option Period, Sponsor shall not, and shall cause its Affiliates not to, without the prior written consent of the Company, sell, transfer, assign, pledge, encumber or otherwise dispose of any Sponsor Securities, or permit any transfer of equity interests in Sponsor that results in a change of control of Sponsor. Any purported transfer in violation of this Section 5.1(b) shall be null and void and shall not impair the Company’s rights under the Call Option.

(c) Exercise Procedure; Closing.

(i) Any exercise of the Call Option shall be effected by written notice (an “Exercise Notice”) delivered by the Company to Sponsor specifying: (A) the Sponsor Securities to be purchased; (B) the applicable purchase price determined in accordance with Section 5.1(a); (C) the Company or Affiliate of the Company designated to purchase such Sponsor Securities; and (D) the proposed closing date (which shall comply with clause (ii) below).

(ii) The closing of any purchase and sale pursuant to this Section 5.1 (each, an “Option Closing”) shall occur on the tenth (10th) Business Day following delivery of the applicable Exercise Notice (or such other date as the parties may mutually agree in writing), subject to satisfaction of the conditions set forth herein.

(iii) At the Option Closing:

(A)	the Company or its designated Affiliate shall pay the aggregate purchase price determined in accordance with Section 5.1(a) by wire transfer of immediately available funds to an account designated by the Sponsor; and

(B)	Sponsor shall transfer to the Company or its designated Affiliate, as applicable, good and valid title to the applicable Sponsor Securities, free and clear of all Liens (other than restrictions arising under applicable Laws or the Additional Agreements), together with all necessary instruments of transfer.

(d) Specific Performance. The parties acknowledge that irreparable damage would occur in the event of any breach. Accordingly, subject to the terms and limitations set forth herein, each party shall be entitled to specific performance and injunctive relief to enforce the provisions of this Section 5.1, in addition to any other remedy available at law or in equity.

(e) Compliance. Notwithstanding anything to the contrary in this Agreement, the exercise and consummation of the Call Option shall be subject to compliance with applicable Law, the organizational documents of the applicable parties and applicable Nasdaq listing requirements.

Article VI.

Additional Agreements of the Parties

6.1 SPAC Letter Agreement.

Each of Sponsor and SPAC hereby agree that, from the date hereof until the termination of this Agreement, neither Sponsor nor SPAC shall, nor shall they agree to, amend, modify, waive or vary that certain letter agreement dated May 21, 2026 by and among SPAC, Sponsor and the officers and directors of SPAC (the “SPAC Letter Agreement”), except as expressly contemplated by this Agreement, the Business Combination Agreement or any other Additional Agreement.

6.2 Termination. This Agreement shall terminate upon the earliest of (i) the Closing (provided, however, that upon such termination, Section 4.3, Article V, this Section 6.2 and Article VII shall survive in accordance with its terms) and (ii) the termination of the Business Combination Agreement in accordance with its terms, and upon such termination pursuant to clause (ii), no party shall have any liability hereunder other than for its actual fraud or for its willful and material breach of this Agreement prior to such termination. Notwithstanding the foregoing, the termination of this Agreement upon the Closing shall not relieve any party of liability for any breach of Section 4.3 or Article V, whether occurring before or after the Closing, and Article V shall remain in full force and effect until the later of the expiration of the Call Option Period and the consummation of all Option Closings.

6.3 Additional Matters. Sponsor shall, from time to time, (i) execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as SPAC, the Company or PubCo may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement, the Business Combination Agreement and the Additional Agreements and (ii) refrain from exercising any veto right, consent right or similar right (whether under the SPAC Articles, the PubCo COI or otherwise) which would impede, disrupt, prevent or otherwise adversely affect the consummation of the Transactions.

Article VII.

General Provisions

7.1 Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the Company and SPAC (or PubCo, as applicable) in accordance with Section 11.1 of the Business Combination Agreement and to Sponsor at its address set forth on Schedule A hereto (or at such other address for a party as shall be specified by like notice).

7.2 Miscellaneous. The provisions of Section 1.2 and Article XI of the Business Combination Agreement are incorporated herein by reference, mutatis mutandis, as if set forth in full herein.

[Signature pages follow]

IN WITNESS WHEREOF, each party has duly executed and delivered this Agreement as of the date first written above.

WT REALTY GROUP INC.

Signature:	/s/ Tiffany Xu
Name:	Tiffany Xu
Title:	CEO

[Signature Page to Sponsor Support Agreement]

IN WITNESS WHEREOF, each party has duly executed and delivered this Agreement as of the date first written above.

FortuneX Acquisition Corporation

Signature:	/s/ Daniel M. McCabe
Name:	Daniel M. McCabe
Title:	Chief Executive Officer and Director

[Signature Page to Sponsor Support Agreement]

IN WITNESS WHEREOF, each party has duly executed and delivered this Agreement as of the date first written above.

FORTUNEX INVESTMENT PARTNERS LIMITED

Signature:	/s/ Daniel M. McCabe
Name:	Daniel M. McCabe
Title:	Director

[Signature Page to Sponsor Support Agreement]

Schedule A

Sponsor	Founder Shares	Private Placement Units
FortuneX Investment Partners Limited	3,694,429	312,500

Sch. A-1